Exhibit 10.60

February 8, 2021

STRICTLY CONFIDENTIAL

Staffing 360 Solutions, Inc.

641 Lexington Avenue

27th Floor

New York, NY 10022

Attn: Brendan Flood, Chief Executive Officer

Dear Mr. Flood:

Reference is made to the engagement letter (the “Engagement Letter”), dated December 21, 2020, by and between Staffing 360 Solutions, Inc. (the “Company”) and H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright shall serve as the exclusive agent, advisor or underwriter in any offering of securities of the Company during the “Term” (as defined in the Engagement Letter). Defined terms used herein but not defined herein shall have the meanings given to such terms in the Engagement Letter.

The Company and Wainwright hereby agree to add the following sentence to the end of Paragraph A.3 of the Engagement Letter as follows:

“Notwithstanding the foregoing, solely with respect to the Offering consummated pursuant to the Registration Staement on Form S-1 (File No. 333-252059), the Company agrees to pay Wainwright out of the proceeds of each Closing up to $50,000 for fees and expenses of legal counsel and other out-of-pocket expenses (to be increased to $100,000 in case of a public Offering); plus the additional amount payable by the Company pursuant to Paragraph D.3 hereunder and, if applicable, the costs associated with the use of a third-party electronic road show service (such as NetRoadshow); provided, however, that such amount in no way limits or impairs the indemnification and contribution provisions of this Agreement.”

The Company and Wainwright hereby agree delete in its entirety Paragraph A.5 and any references in the Paragraph B. of Engagement Letter to “right of first refusal.”

The Company and Wainwright hereby agree to amend and restate the first sentence of Paragraph B of the Engagement Letter as follows:

“B. Term and Termination of Engagement; Exclusivity. The term of Wainwright’s exclusive engagement will begin on the date hereof and end on the later of: (i) to the extent a registration statement on Form S-1 in connection with an Offering is filed within three (3) months following the date hereof, twelve (12) months after such registration statement becomes effective and (ii) three (3) months following the date hereof (the “Term”).”

Except as expressly set forth above, all of the terms and conditions of the Engagement Letter shall continue in full force and effect after the execution of this agreement and shall not be in any way changed, modified or superseded except as set forth herein.

This agreement may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

430 Park Avenue | New York, New York 10022 | 212.356.0500 | www.hcwco.com

Member: FINRA/SIPC

IN WITNESS WHEREOF, this agreement is executed as of the date first set forth above.

Very truly yours,

H.C. WAINWRIGHT & CO., LLC

By:	/ s/ Edward D. Silvera
Name :	Edward D. Silvera
Title:	Chief Operating Officer

Accepted and Agreed:

Staffing 360 Solutions, Inc.

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	Chairman and Chief Executive Officer

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